UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2025

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Science Applications International Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-35832	46-1932921
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12010 Sunset Hills Road, Reston, VA 20190
(Address of Principal Executive Offices) (Zip Code)
(703) 676-4300
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	SAIC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
The information required by this item is included in Item 2.03 below and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On September 30, 2025 (the "Closing Date"), Science Applications International Corporation ("SAIC") entered into the Eighth Amendment (the "Amendment") to the Third Amended and Restated Credit Agreement, dated as of October 31, 2018, as amended by the First Amendment, dated as of February 19, 2020, as further amended by the Second Amendment, dated as of March 13, 2020, as further amended by the Third Amendment, dated as of March 1, 2021, as further amended by the Fourth Amendment, dated as of July 2, 2021, as further amended by the Fifth Amendment, dated as of June 30, 2022, as further amended by the Sixth Amendment, dated as of February 8, 2024, and as further amended by the Seventh Amendment, dated as of October 18, 2024 (the "Existing Credit Agreement"), among SAIC, as borrower, Citibank, N.A., as administrative agent and collateral agent, and certain other lenders and parties thereto.
The Amendment established a new senior secured term loan “A” credit facility commitment in the amount of $1,100,000,000 (the "New Term Loan A Facility", and the advances thereunder, the "New Term A Loans"), with a maturity date of September 30, 2030. The New Term A Loans will amortize quarterly beginning on October 31, 2026 at 0.625% of the original borrowed amount thereunder, with such quarterly amortization increasing to 1.25% on October 31, 2027, and to 1.875% on October 31, 2028, with the remaining unamortized balance due in full upon maturity. The entirety of the New Term Loan A Facility was borrowed by SAIC on the Closing Date, the proceeds of which were used to repay in full all Term A Loans then outstanding under the Existing Credit Agreement (the "Existing Term Loans") and all accrued interest thereon, to pay certain fees and expenses owing under the Existing Credit Agreement and the Amendment, and to fund cash on the balance sheet. The Amendment also established a new $1,000,000,000 revolving credit facility (the "New Revolving Credit Facility", the advances extended thereunder, the "New Revolving Loans", and the New Revolving Loans together with the New Term A Loans, the "New Credit Facilities"), with a termination date of September 30, 2030, used to refinance the $1,000,000,000 revolving credit facility under the Existing Credit Agreement (the "Existing Revolving Credit Facility"). The New Revolving Loans were used to repay in full all advances under the Existing Revolving Credit Facility outstanding immediately prior to the Closing Date (the "Existing Revolving Loans", and together with the Existing Term Loans, the "Existing Loans"). Pursuant to the Amendment, the New Credit Facilities are subject to the same interest rate margins as the Existing Loans, provided that the credit spread adjustment of 0.10% used in the calculation of certain Term Secured Overnight Financing Rate based interest rates under the Existing Credit Agreement has been eliminated.
The New Credit Facilities are secured by substantially all of the assets of the Company and the Company’s wholly owned domestic subsidiaries, and is guaranteed by each of the Company’s wholly owned domestic subsidiaries. The New Credit Facilities are subject to substantially the same covenants and events of default as the Existing Loans.
The Eighth Amendment also contains certain other conforming amendments. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference in this Current Report on Form 8-K Item 9.01.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1
Eighth Amendment to the Third Amended and Restated Credit Agreement, dated September 30, 2025, by and among SAIC, Citibank N.A., as administrative agent and collateral agent, and certain other lenders and parties thereto.

104	Cover Page Interactive Data File, formatted as Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 1, 2025

Science Applications International Corporation

By:	/s/ Hilary L. Hageman
Hilary L. Hageman
Executive Vice President, General Counsel and Corporate Secretary